Exhibit 11

FINANCIAL FEDERAL CORPORATION & SUBSIDIARIES
SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE


                                       Three months ended April 30,    Nine months ended April 30,
                                       ----------------------------    ---------------------------
                                           1997            1996           1997            1996
                                       -----------     ------------    ----------      -----------
PRIMARY
Net earnings for primary per share
   amounts                              $3,287,000      $2,439,000     $9,393,000      $6,880,000
                                        ==========      ==========     ==========      ==========
Weighted average number of common
   shares outstanding                    9,842,390       8,235,342      9,862,800       8,235,342

Add - common equivalent shares
   (determined using the
   "treasury stock" method)                922,818         917,757        878,887         859,833
                                         ---------       ---------      ---------       ---------
Weighted average number of shares
   used in calculation of primary net
   earnings per common share            10,765,208       9,153,099     10,741,687       9,095,175
                                        ==========       =========     ==========       =========
Primary net earnings per common share        $0.31           $0.27          $0.87           $0.76
                                             =====           =====          =====           =====

FULLY DILUTED

Net earnings for fully diluted per share
   amounts                              $3,287,000      $2,439,000     $9,393,000      $6,880,000
                                        ==========      ==========     ==========      ==========
Weighted average number of shares
   used in calculation of fully diluted
   net earnings per common share        10,765,208       9,153,099     10,765,661       9,136,854
                                        ==========       =========     ==========       =========
Fully diluted net earnings per common
   share                                     $0.31           $0.27          $0.87           $0.75
                                             =====           =====          =====           =====
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